                                                                    Exhibit 99.1


A.C. Moore [Logo}      General Office o Distribution Center
--------------------------------------------------------------------------------
                                       130 A.C. Moore Drive o Berlin, NJ 08009
                                      PHONE: (856) 768-4930 o FAX (856) 753-4723


FOR:                                    FROM:
A.C. Moore Arts & Crafts, Inc.          Gregory FCA Communications, Inc.
Leslie Gordon                           For More Information Contact:
Chief Financial Officer                 Joe Crivelli
(856) 768-4930                          (610) 642-8253


FOR IMMEDIATE RELEASE
---------------------


                    A.C. MOORE REPORTS SECOND QUARTER RESULTS

BERLIN, NEW JERSEY, JULY 20, 2006 - A.C. Moore Arts & Crafts, Inc. (Nasdaq:
ACMR) today announced results for the second quarter ended June 30, 2006.

Sales for the second quarter of 2006 grew to $129.8 million, an increase of 14% over sales of $113.5 million during the second quarter of 2005. Same store sales increased by 3% versus 2005. Net loss in the second quarter was $1.8 million, or $0.09 per share, compared with a loss of $50,000 or $0.00 per share in the second quarter of 2005. Second quarter 2006 results include pre-tax expenses of $1.8 million related to the changes in management. These costs include severance costs relating to departing executives as well as recruiting costs. The impact of these costs was $0.05 per share after tax. Beginning in January 2006, the Company started expensing stock based compensation, which resulted in a second quarter pre-tax expense of $885,000, or $0.03 per share after-tax.

Sales for the six months ended June 30, 2006, were $262.8 million, an increase of 11% over sales of $236.4 million in the first six months of 2005. Same store sales increased by less than 1% for the six month period. The net loss for the first half of 2006 was $1.5 million or $0.08 per share versus last year's net income of $1.2 million or $0.06 per share. Results for the first half of 2006 include pre-tax expenses of $2.0 million related to the changes in management and $1.6 million for stock based compensation.

Rick Lepley, Chief Executive Officer, stated, "We are very pleased with the 14% total sales growth and the 3% comp store increase for the quarter. We are not satisfied with our operating margins and our future plans are focused on improving our merchandise margins and reducing our SG&A expenses."


A.C. Moore will host a conference call today, Thursday, July 20, 2006 at 11:00 AM Eastern Daylight time to discuss these financial results in detail. To participate, please call 973-935-8504. If you are unable to access the live call, please dial 973-341-3080 and enter pin number 7588167 to access the taped digital replay. The replay will be available at approximately 1:00 PM on July 20th and will remain available until Thursday, July 27th at 11:59 PM Eastern Daylight Time.



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A simultaneous webcast of the conference call may be accessed at
http://www.acmoore.com. Go to "Investor Relations" and click on "Corporate Profile." To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. An archive of the conference call will be available approximately two hours after the conference call ends and will remain available on the company's website until July 20, 2007.


A.C. Moore operates arts and crafts stores that offer a vast assortment of traditional and contemporary arts and crafts merchandise for a wide range of customers. The Company operates 114 stores in the Eastern United States. For more information about the Company, visit our website at www.acmoore.com.

                                      # # #

This press release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based on A.C. Moore's current expectations and assumptions as of this date. The Company undertakes no obligation to update or revise any forward-looking statement whether the result of new developments or otherwise. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ from those anticipated include, but are not limited to, the costs associated with a change in senior management, the impact of the adoption of FAS 123R, customer demand and trends in the arts and crafts industry, related inventory risks due to shifts in customer demand, the effect of economic conditions, the impact of adverse weather conditions, the impact of competitors' locations or pricing, the availability of acceptable real estate locations for new stores, difficulties with respect to new system technologies, difficulties in implementing measures to reduce costs and expenses, supply constraints or difficulties, the effectiveness of advertising strategies, the impact of the threat of terrorist attacks and war, and other risks detailed in the Company's Securities and Exchange Commission filings.

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                         A.C. MOORE ARTS & CRAFTS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (dollars in thousands, except per share data)
                                   (unaudited)

                                                           Three months ended                    Six months ended
                                                                June 30,                            June 30,
                                                  -----------------------------------      ---------------------------------
                                                       2006                2005                   2006                2005
                                                  ---------------     ---------------      ---------------   ---------------
Net sales                                              $ 129,817           $ 113,489            $ 262,735         $ 236,368
Cost of sales                                             77,023              67,800              156,788           142,551
                                                  ---------------     ---------------      ---------------   ---------------
Gross Margin                                              52,794              45,689              105,947            93,817
Selling, general and administrative expenses              53,185              44,766              105,029            90,610
Costs related to change in management                      1,811                   -                2,027                 -
Store pre-opening expenses                                   671                 944                1,295             1,105
                                                  ---------------     ---------------      ---------------   ---------------
Income (loss) from operations                             (2,873)                (21)              (2,404)            2,102
     Net interest expense                                     73                  61                  126               122
                                                  ---------------     ---------------      ---------------   ---------------
Income (loss) before income taxes                         (2,946)                (82)              (2,530)            1,980
     Provision (benefit) for income taxes                 (1,178)                (32)              (1,012)              778
                                                  ---------------     ---------------      ---------------   ---------------
Net income (loss)                                       $ (1,768)              $ (50)            $ (1,518)          $ 1,202
                                                  ===============     ===============      ===============   ===============

Basic net income (loss) per share                        $ (0.09)            $ (0.00)             $ (0.08)           $ 0.06
                                                  ===============     ===============      ===============   ===============

Diluted net income (loss) per share                      $ (0.09)            $ (0.00)             $ (0.08)           $ 0.06
                                                  ===============     ===============      ===============   ===============

Weighted average shares outstanding                   19,857,369          19,743,566           19,846,614        19,709,047
                                                  ===============     ===============      ===============   ===============

Weighted average shares outstanding
     plus impact of stock options                     19,857,369          19,743,566           19,846,614        20,186,464
                                                  ===============     ===============      ===============   ===============

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                         A.C. MOORE ARTS & CRAFTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)
                                   (unaudited)

                                                             June 30,
                                                 ------------------------------
                                                      2006             2005
                                                 -------------    -------------
                   ASSETS

Current assets:
  Cash and cash equivalents                          $ 24,716         $ 22,229
  Marketable securities                                     -           14,237
  Inventories                                         176,068          154,019
  Prepaid expenses and other current assets             8,803           10,771
                                                 -------------    -------------
                                                      209,587          201,256

Property and equipment, net                            91,834           83,060
Other assets                                            1,797            1,398
                                                 -------------    -------------
                                                    $ 303,218        $ 285,714
                                                 =============    =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt                   $ 2,571          $ 2,571
  Trade accounts payable                               41,002           34,432
  Other current liabilities                            12,419           10,540
                                                 -------------    -------------
                                                       55,992           47,543
                                                 -------------    -------------
Non-current liabilities:
  Long-term debt                                       22,929           25,500
  Deferred tax liability                                7,837            8,076
  Accrued lease liability                              17,402           15,176
                                                 -------------    -------------
                                                       48,168           48,752
                                                 -------------    -------------
                                                      104,160           96,295
                                                 -------------    -------------

Shareholders' Equity                                  199,058          189,419
                                                 -------------    -------------
                                                    $ 303,218        $ 285,714
                                                 =============    =============